Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment"), entered into as of August 6, 2013, is entered into by and between ServiceSource International, Inc., a Delaware corporation (the "Borrower"), and JPMorgan Chase Bank, N.A., as Lender (the "Lender").

W I T N E S S E T H:

WHEREAS, the Borrower and Lender are parties to that certain Credit Agreement dated as of July 5, 2012, as modified pursuant to that certain Letter Agreement dated as of June 18, 2013 by and between the Borrower and the Lender and as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of June 30, 2013 by and between the Borrower and the Lender (as modified and amended, the "Credit Agreement"), pursuant to which Lender has agreed to make certain loans and to extend credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement to permit the Borrower to enter into certain unsecured, convertible notes and related documents upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:

  Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

  Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

    All references to the Credit Agreement in the Credit Agreement and in any of the Loan Documents shall refer to the Credit Agreement as amended hereby.

    The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

    "Amendment No. 2" means that certain Amendment No. 2 to Credit Agreement dated August 6, 2013 by and between the Borrower and Lender.

    "Amendment No. 2 Effective Date" shall have the meaning set forth in Section 3 of Amendment No. 2.

    "Convertible Debt Security" means any debt security issued by Borrower the terms of which provide for the conversion thereof into capital stock of Borrower, cash or a combination thereof.

    "Indenture" means any indenture between Borrower and a trustee governing any Convertible Debt Security issued by Borrower.

    "Permitted Bond Hedge" means any Derivative Contract that is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or equity interests of Borrower and is entered into in connection with any Convertible Debt Securities, the purpose of which is to provide for an effectively higher conversion premium (including, but not limited to, any bond hedge transaction, warrant transaction or capped call transaction).

    The definition of "Banking Services Obligations" in Section 1.01 of the Credit Agreement is amended to add the following sentence at the end of such definition:

    Notwithstanding the forgoing, in no event shall any obligations in respect of any Permitted Bond Hedge constitute Banking Services Obligations.

    The definition of "Consolidated Funded Debt" in Section 1.01 of the Credit Agreement is amended and replaced in its entirety as follows:

    "Consolidated Funded Debt" means at any time the aggregate dollar amount of Indebtedness of the type described in clause (f) of the definition of "Indebtedness" of Borrower and its Subsidiaries on a consolidated basis which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, excluding accounts arising from the purchase of goods and services in the ordinary course of business and issued letters of credit.

    The definition of "Permitted Liens" in Section 1.01 of the Credit Agreement is amended to (i) delete the word "and" appearing at the end of clause (15) thereof, (ii) replace the "." appearing at the end of clause (16) thereof with "; and" and (iii) add a new clause (17) thereof to read as follows:

    (17) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to Indebtedness not otherwise prohibited under this Agreement.

    Section 6.01 of the Credit Agreement is amended to (i) delete the word "and" appearing at the end of clause (l) thereof, (ii) replace the "." appearing at the end of clause (m) thereof with ";" and (iii) add a new clause (n) and a new clause (o) thereof to read as follows:

    (n) Indebtedness consisting of Convertible Debt Securities in an aggregate principal amount at any time outstanding not to exceed $150,000,000, provided that such Indebtedness shall have a scheduled final maturity date which is at least six months after the Termination Date and no scheduled amortization of the principal amount of such Indebtedness before such final scheduled maturity date; and

    (o) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Permitted Bond Hedge.

    Section 6.04 of the Credit Agreement is amended to (i) delete the word "and" appearing at the end of clause (h) thereof, (ii) replace the "." appearing at the end of clause (i) thereof with ";" and (iii) add new clauses (j) and (k) thereof to read as follows:

    (j) Purchase of any Permitted Bond Hedge;

    (k) Distributions in connection with the exercise, settlement or termination of any Permitted Bond Hedge; provided that such purchase upon exercise, termination or other settlement is net share settled and does not require the payment of any additional cash consideration by Borrower.

    Section 6.04 of the Credit Agreement is amended to add a new, unlettered paragraph at the end thereof to read as follows:

    For the avoidance of doubt, neither Convertible Debt Securities nor any Permitted Bond Hedge shall constitute stock or equity interests for the purposes of this Section 6.04, unless and until the same are converted into capital stock.

    Section 6.05 of the Credit Agreement is amended to (i) delete the word "and" appearing at the end of clause (m) thereof, (ii) replace the "." appearing at the end of clause (n) thereof with "; and" and (iii) add a new clause (o) thereof to read as follows:

    (o) Investments consisting of Permitted Bond Hedges.

    Section 6.13 of the Credit Agreement is amended in its entirety to read as follows:

    Enter into any Derivative Contract except Permitted Derivative Obligations and Permitted Bond Hedges.

    Section 7.06 of the Credit Agreement is amended to (i) delete the word "and" appearing at the end of clause (l) thereof, (ii) replace the "." appearing at the end of clause (m) thereof with "; and" and (iii) add a new clause (n) thereof to read as follows:

  (n) Promptly after the Borrower becomes aware thereof, notice of any "Event of Default" (as defined under the Indenture).

  Conditions: Notwithstanding the foregoing, this Amendment shall not become effective unless and until such date (the "Amendment No. 2 Effective Date") as the following conditions are satisfied:

    The Lender shall have received a fully-executed copy of this Amendment;
    The Lender shall have received a fully-executed copy of the Consent and Acknowledgement of Guarantor, in the form attached to this Amendment; and
    The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

  Representations and Warranties. Borrower repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, except to the extent that such representations and warranties relate solely to an earlier date. Borrower also represents and warrants that the execution, delivery and performance of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) violate any provision of the articles of incorporation or by-laws of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any subsidiary; (iii) require the consent or approval of, or filing a registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower or any subsidiary pursuant to, any indenture or other agreement or instrument under which Borrower or any subsidiary is a party or by which it or its properties may be bound or affected. This Amendment constitutes legal, valid and binding obligations of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

  Obligations Enforceable, Etc. Borrower acknowledges and agrees that its obligations under the Credit Agreement are not subject to any offset, defense or counterclaim assertable by Borrower and that the Credit Agreement and the Loan Documents are valid, binding and fully enforceable according to their respective terms. Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect, and this Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of Borrower, or any security interest, lien or other collateral or security for any of such debts, obligations or liabilities of Borrower or such debtors, guarantors, or other persons or entities, or waive any default, and the Lender expressly reserves all of its rights and remedies with respect to Borrower and all such debtors, guarantors or other persons or entities, and all such security interests, liens and other collateral and security. This is an amendment and not a novation. Without limiting the generality of the foregoing, all present and future debts, obligations and liabilities of Borrower under the Credit Agreement, as amended, are and shall continue to be secured by the Pledge and

  Security Agreement and the Intellectual Property Security Agreement given by the Borrower, and shall continue to be guaranteed by the Guaranty (which Guaranty is secured by the Pledge and Security Agreement given by the Guarantor).

  Fees and Expenses. As contemplated by Section 9.01(a) of the Credit Agreement, Borrower shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution and delivery of this Amendment. Borrower further acknowledges and agrees that, pursuant to and on the terms set forth in such Section 9.01(a), Borrower is and shall be responsible for the payment of other fees, expenses, costs and charges arising under or relating to the Loan Agreement, as amended hereby, and the Loan Documents, as set forth in such Section 9.01(a).

  Entire Agreement. This Amendment and the other documents referred to herein contain the entire agreement between the Borrower and the Lender with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Lender unless clearly expressed in this Amendment or in the other documents referred to herein.

  Miscellaneous. The provisions of this Amendment shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ServiceSource International, Inc.

By: /s/ Ashley F. Johnson
Name: Ashley F. Johnson
Title: CFO

[Signature Page to Amendment No. 2 to Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By: /s/ Jeffrey DeRosa
Name: Jeffrey DeRosa
Title: SVP

[Signature Page to Amendment No. 2 to Credit Agreement]

CONSENT AND ACKNOWLEDGMENT OF GUARANTOR

The undersigned Guarantor hereby consents to the foregoing Amendment No. 2 to Credit Agreement, and agrees that its Guaranty dated as of July 5, 2012, in favor of the Lender, and all collateral and security therefor, shall remain in full force and effect notwithstanding the amendments made above.

Dated: August 6, 2013.
ServiceSource Delaware, Inc. By: /s/ Ashley F. Johnson Title: CFO